Exhibit 10.8.5

FIFTH AMENDMENT TO OFFICE LEASE

This FIFTH AMENDMENT TO OFFICE LEASE (“Fifth Amendment”) is made and entered into as of the 1st day of November, 2012, by and between MS LPC MALIBU PROPERTY HOLDINGS, LLC, a Delaware limited liability company ("Landlord"), and IXIA, a California corporation (“Tenant”).

R E C I T A L S :

A.           Landlord and Tenant entered into that certain Office Lease dated September 14, 2007 (the “Original Lease”), as amended by that certain Amendment to Office Lease dated February 11, 2010 ("First Amendment"), that certain Second Amendment to Office Lease dated November 15, 2010 (the "Second Amendment"), that certain Third Amendment to Office Lease dated January 10, 2012 (the "Third Amendment"), and that certain Fourth Amendment to Office Lease dated June 1, 2012 (the "Fourth Amendment") (the Original Lease, First Amendment, Second Amendment, Third Amendment, and Fourth Amendment shall be known collectively as the "Lease"), whereby Landlord leased to Tenant and Tenant leased from Landlord those certain premises consisting of a total of approximately 113,908 (107,288 usable) rentable square feet of space, consisting of (i) 50,000 rentable (48,809 usable) square feet of space comprising the entire rentable area of that certain building located at 26601 West Agoura Road, Calabasas, CA ("Building F" and the "Building F Premises"); (ii) 21,612 (19,823 usable) rentable square feet of space comprising the entire rentable area of that certain building located at 26701 West Agoura Road, Calabasas, CA ("Building A" and the "Building A Premises"); (iii) 30,529 rentable (27,035 usable) square feet of space, commonly known as Suites 110 and 200, and located on the first and second floors of that certain building located at 26651 West Agoura Road, Calabasas, CA ("Building D" and the applicable portion of Building D which is part of the Premises, the "Building D Premises"), and (iv) 11,767 rentable (11,621 usable) square feet of space (comprised of 1,767 rentable square feet of space in the “Building B Original Premises” and approximately 10,000 rentable square feet of space in the “Building B Substitute Premises”), commonly known as Suite B100, and located on the first floor of that certain building located at 26707 West Agoura Road, Calabasas, CA ("Building B" and the applicable portion of Building B which is part of the Premises, "Suite B100" or the "Building B Premises") (the Building F Premises, Building A Premises, Building D Premises, and Building B Premises collectively, the "Premises"), all as more particularly set forth in the Lease.

B.           Pursuant to Section 2.1 of the Fourth Amendment, the exact layout and measurement of the Building B Substitute Premises had not been determined as of the date of the Fourth Amendment.

C.           Landlord and Tenant desire to set forth the agreed upon measurement and layout of the Building B Premises, as delineated on Exhibit A attached hereto and made a part hereof, and to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

CORPORATE CENTER - CALABASAS [Fifth Amendment] [Ixia]

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Capitalized Terms.  All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Fifth Amendment.

2.           Layout and Measurement of Building B Premises.  Pursuant to the terms of Section 2.1 of the Fourth Amendment, Landlord and Tenant hereby stipulate and agree that the rentable area of the Building B Premises shall be 13,734 rentable (12,599 usable) square feet of space.  Landlord and Tenant hereby agree that as of June 1, 2013, the Premises shall be deemed to contain 115,875 rentable square feet of space.

3.           Base Rent.

  3.1           Base Rent Schedule.
Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot*
June 1, 2013 – May 31 2014*	$2,155,275.00**	$179,606.25**	$1.550**
June 1, 2014 – May 31 2015*	$2,219,933.25**	$184,994.44**	$1.597**
June 1, 2015 – May 31 2016*	$2,286,531.25**	$190,544.27**	$1.644**
June 1, 2016 – May 31 2017	$2,355,127.19	$196,260.60	$1.694
June 1, 2017 – May 31 2018	$2,425,781.01	$202,148.42	$1.745
June 1, 2018 – May 31 2019	$2,498,554.44	$208,212.87	$1.797
June 1, 2019 – May 31 2020	$2,573,511.07	$214,459.26	$1.851
June 1, 2020– May 31 2021	$2,650,716.40	$220,893.03	$1.906
June 1, 2021 – May 31 2022	$2,730,237.89	$227,519.82	$1.963
June 1, 2022 – May 31 2023	$2,812,145.03	$234,345.42	$2.022

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* - The Annual Base Rent (and Monthly Installment of Base Rent) applicable during the first (1st) Lease Year was calculated by multiplying the Monthly Rental Rate per Rentable Square Foot by the number of rentable square feet of space in the Premises.  Thereafter, the calculation of Annual Base Rent (and Monthly Installment of Base Rent) reflects an annual increase of 3%.  Accordingly, the Monthly Rental Rate per Rentable Square Foot for Lease Years 2 –10 are only an approximation for reference purposes only.
** - Tenant’s obligation to pay Monthly Installments of Base rent shall be subject to the terms of Section 3.2 below

  3.2           Abated Base Rent.  Provided that Tenant is not then in default of the Lease, as amended, then during the period commencing on June 1, 2013 and continuing through and including November 30, 2015 (the “Fifth Amendment Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to a portion of the Building B Premises consisting of 952  rentable square feet during such Rent Abatement Period (the “Fifth Amendment Rent Abatement”).  Landlord and Tenant acknowledge that the aggregate amount of the Fifth Amendment Rent Abatement equals $45,341.86.  Tenant acknowledges and agrees that the Fifth Amendment Rent Abatement has been granted to Tenant as additional consideration for entering into the Lease, as amended, and for agreeing to pay the rental and performing the terms and conditions otherwise required under the Lease, as amended.  If Tenant shall be in default under the Lease, as amended, and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to terms and conditions of the Lease, or if the Lease, as amended, is terminated for any reason other than Landlord’s breach of the Lease, as amended, then the dollar amount of the unapplied portion of the Fifth Amendment Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full.  The Rent Abatement set forth in Section 5.3 of the Fourth Amendment shall not be applicable to the 952 rentable square feet of space referenced in this Section 3.2.

   3.3           Tenant’s Share of Direct Expenses.  Pursuant to the formula set forth in Section 5.2.2 of the Fourth Amendment, and based upon the exact measurement and layout set forth in Section 2 above, Tenant’s share with respect to Building B shall hereafter be 19.703%.

4.           Substitute Premises Tenant Improvement Allowance.  Pursuant to the terms of Section 2.1 of the Tenant Work Letter attached to the Fourth Amendment as Exhibit B, and based upon the exact measurement and layout set forth in Section 2 above, Tenant shall be entitled to a one-time tenant improvement allowance in the amount $221,315.00 (i.e., Five Dollars ($5.00) per rentable square foot of the Premises multiplied by 44,263 rentable square feet of the Building D Premises and the Building B Premises).  Tenant’s use of the Tenant Improvement Allowance shall be subject to the terms of Exhibit B to the Fourth Amendment.

5.           No Further Modification.  Except as set forth in this Fifth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.  In the event of any conflicts between the terms and conditions of the Lease and the terms and conditions of this Fifth Amendment, the terms and conditions of this Fifth Amendment shall prevail.

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IN WITNESS WHEREOF, this Fifth Amendment has been executed as of the day and year first above written.

“LANDLORD”	“TENANT”
MS LPC MALIBU PROPERTY HOLDINGS, LLC a Delaware limited liability company By: /s/ David Binswanger Its: Vice President By: Its:	IXIA a California corporation By: /s/ Ronald W. Buckly SVP, Corporate Affairs Its: and General Counsel By: Thomas B. Miller Its: Chief Financial Officer

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EXHIBIT A

CORPORATE CENTER - CALABASAS

OUTLINE OF BUILDING B PREMISES

NORTH
26707 AGOURA RD.
SUITE #B-100 - LEASE EXHIBIT
ELEC. ROOM
ELEV.
SUITE #B-100
±12,599 U.S.F.
±13,734 R.S.F.
WOMEN'S
MEN'S

EXHIBIT A -1-	CORPORATE CENTER - CALABASAS [Fifth Amendment] [Ixia]